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                                                                    EXHIBIT 32.2


   CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, David Thompson, Secretary and Chief Financial Officer, certify that:

1.   To my knowledge, this report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents, Inc. as of January 31, 2004.



Date: April 4, 2005                                /s/ DAVID THOMPSON
                                           -------------------------------------
                                                      David Thompson
                                           Secretary and Chief Financial Officer